                                                                    Exhibit 4.06



================================================================================





                    PREFERRED SECURITIES GUARANTEE AGREEMENT





                                     BETWEEN



                          ENTERCOM COMMUNICATIONS CORP.




                                       AND



                            WILMINGTON TRUST COMPANY





================================================================================

CROSS-REFERENCE TABLE(1)


SECTION OF                                                     SECTION OF
TRUST INDENTURE ACT                                            GUARANTEE
OF 1939. AS AMENDED                                            AGREEMENT
- -------------------                                            -----------------
310(a)......................................................   4.01(a)
310(b)......................................................   4.01(c), 2.08
310(c)......................................................   Inapplicable
311(a)......................................................   2.02(b)
311(b)......................................................   2.02(b)
311(c)......................................................   Inapplicable
312(a)......................................................   2.02(a)
312(b)......................................................   2.02(b)
313.........................................................   2.03
314(a)......................................................   2.04
314(b)......................................................   Inapplicable
314(c)......................................................   2.05
314(d)......................................................   Inapplicable
314(e)......................................................   1.01, 2.05, 3.02
314(f)......................................................   2.01, 3.02
315(a)......................................................   3.01(d)
315(b)......................................................   2.07
315(c)......................................................   3.01
315(d)......................................................   3.01(d)
316(a)......................................................   1.01, 2.06, 5.04
316(b)......................................................   5.03
316(c)......................................................   8.02
317(a)......................................................   Inapplicable
317(b)......................................................   Inapplicable
318(a)......................................................   2.01(b)
318(b)......................................................   2.01
318(c)......................................................   2.01(a)

- --------
(1) This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.01 Definitions and Interpretation................................   1

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.01 Trust Indenture Act; Application..............................   5
SECTION 2.02 Lists of Holders of Securities................................   5
SECTION 2.03 Reports by the Guarantee Trustee..............................   5
SECTION 2.04 Periodic Reports to Guarantee Trustee.........................   5
SECTION 2.05 Evidence of Compliance with Conditions Precedent..............   6
SECTION 2.06 Events of Default; Waiver.....................................   6
SECTION 2.07 Event of Default; Notice......................................   6
SECTION 2.08 Conflicting Interests.........................................   6

                                   ARTICLE III

                   POWERS, DUTIES AND RIGHTS OF GUARANTEE Thus

SECTION 3.01 Powers and Duties of the Guarantee Trustee....................   7
SECTION 3.02 Certain Rights of Guarantee Trustee ..........................   8
SECTION 3.03 Not Responsible for Recitals or Issuance of Guarantee.........  10
SECTION 3.04 Compensation; Reimbursement; Indemnity........................  10

                                   ARTICLE IV

                                GUARANTEE TRUSTEE
SECTION 4.01 Guarantee Trustee; Eligibility................................  10
SECTION 4.02 Appointment, Removal and Resignation of Guarantee Trustee.....  11

                                    ARTICLE V

                                    GUARANTEE
SECTION 5.01 Guarantee.....................................................  12
SECTION 5.02 Subordination.................................................  12
SECTION 5.03 Waiver of Notice and Demand...................................  12
SECTION 5.04 Obligations Not Affected......................................  12
SECTION 5.05 Rights of Holders.............................................  13
SECTION 5.06 Guarantee of Payment..........................................  14
SECTION 5.07 Subrogation...................................................  14
SECTION 5.08 Independent Obligations.......................................  14

SECTION 5.09 Conversion....................................................  14

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.01 Limitation of Transactions....................................  14
SECTION 6.02 Ranking.......................................................  15

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.01 Termination...................................................  15

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01 Exculpation...................................................  16
SECTION 8.02 Indemnification...............................................  16

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01 Successors and Assigns........................................  17
SECTION 9.02 Amendments....................................................  17
SECTION 9.03 Notices.......................................................  17
SECTION 9.04 Benefit.......................................................  18
SECTION 9.05 Governing Law.................................................  18

                  THIS PREFERRED SECURITIES GUARANTEE AGREEMENT ("Guarantee"), dated as of October __, 1999, is executed and delivered by ENTERCOM COMMUNICATIONS CORP., a Pennsylvania corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of ENTERCOM COMMUNICATIONS CAPITAL TRUST, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of October __, 1999, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 3,000,000 TIDES, having an aggregate stated liquidation amount of $150,000,000, designated the __% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)(SM) (liquidation amount $50 per Preferred Security) (the "Preferred Securities");

                  WHEREAS, as incentive for the Holders to purchase the TIDES(SM), the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay on a subordinated basis to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if a Debenture Event of Default or a Declaration Event of Default (each as defined herein) (or an event that, with the passage of time, would become such a Debenture Event of Default or Declaration Event of Default) shall have occurred and be continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.01 Definitions and Interpretation.

                  In this Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.01; terms defined in the Declaration as at the date of execution of this Guarantee have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee;

                  (b) a term defined anywhere in this Guarantee has the same meaning throughout;

                  (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee unless otherwise defined in this Guarantee or unless the context otherwise requires; and

                  (f) a reference to the singular includes the plural and vice versa.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Common Securities" means the convertible common securities (liquidation amount $50 per common security) representing common undivided beneficial interests in the assets of the Issuer.

                  "Covered Person" means any Holder or beneficial owner of Preferred Securities.

                  "Debenture Event of Default" means an Event of Default as defined in the Indenture.

                  "Debentures" means the series of convertible junior subordinated debt securities of the Guarantor designated the Convertible Junior Subordinated Debentures Due 2014 held by the Property Trustee (as defined in the Indenture) of the Issuer,

                  "Declaration Event of Default" means an Event of Default as defined in the Declaration.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities, to the extent that the Issuer shall have funds on hand available therefor at such time, (ii) the applicable Redemption Price (as defined in the Indenture) with respect to Preferred Securities called for redemption by the Issuer, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders or the redemption of all the Preferred Securities), the lesser of (a) the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution") to the extent the Issuer has funds available therefor and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law.

                  "Guarantee Trustee" means Wilmington Trust Company until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder, as registered on the books and records of the Issuer of any outstanding Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage in liquidation amount of the Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

                  "Indenture" means the Indenture, dated as of October __, 1999, among the Guarantor and Wilmington Trust Company, as trustee, and any indenture supplemental thereto, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

                  "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Holder(s), voting separately as a class, representing more than 50% of the stated aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise) of all Preferred Securities then outstanding.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

                  (g) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (h) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (i) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (j) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the board of directors, the president, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Secured Senior Debt" shall have the meaning set forth in the Indenture.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.01   Trust Indenture Act; Application.

                  (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee, which are incorporated by reference hereto, and shall, to the extent applicable, be governed by such provisions; and

                  (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 2.02   Lists of Holders of Securities.

                  (a) The Guarantor shall provide the Guarantee Trustee (i) within 14 days after May 15 and November 15 of each year, commencing ________ __, 1999, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

Section 2.03   Reports by the Guarantee Trustee.

                  Within 60 days after May 15 of each year, commencing ______ __, 2000, the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.04   Periodic Reports to Guarantee Trustee.

                  The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.05 Evidence of Compliance with Conditions Precedent.

                  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(l) may be given in the form of an Officers' Certificate.

SECTION 2.06 Events of Default; Waiver.

                  The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

SECTION 2.07 Event of Default; Notice.

                  (a) The Guarantee Trustee shall, within 30 days after the occurrence of an Event of Default actually known to the Guarantee Trustee, transmit by mail, first-class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice.

SECTION 2.08 Conflicting Interests.

                  The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.01 Powers and Duties of the Guarantee Trustee.

                  (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 5.05(d) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is known to the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities, relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                  (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 3.02   Certain Rights of Guarantee Trustee.

                  (a) Subject to the provisions of Section 3.01:

                  (i) the Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any re-recording, refiling or reregistration thereof);

                  (v) the Guarantee Trustee may consult with legal counsel of its selection, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may include any of the Guarantor's employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

                  (vi) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee security and indemnity satisfactory to the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default known to the Guarantee Trustee, of its obligation to exercise the rights and powers vested in it by this Guarantee;

                  (vii) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; the reasonable expense of every such investigation shall be paid by the Guarantor or, if paid by the Guarantee Trustee, shall be repaid by the Company upon demand;

                  (viii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; it being understood that no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request written instructions from the Holders or, other than with respect to enforcing any remedy or right or taking any action related thereto, the Guarantor, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (iii) shall be protected in acting in accordance with such written instructions; and

                  (xi) the Guarantee Trustee shall not be charged with knowledge of any default or Event of Default hereunder unless a Responsible Officer of the Guarantee Trustee shall have knowledge of the default or Event of Default.

                  (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

SECTION 3.03 Not Responsible for Recitals or Issuance of Guarantee.

                  The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee.

SECTION 3.04   Compensation; Reimbursement; Indemnity.

                  The Guarantor agrees:

                  (a) to pay the Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

                  As security for the performance of the obligations of the Guarantor under this Section 3.04, the Guarantee Trustee shall have a lien prior to the Preferred Securities upon all property and funds held or collected by the Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee.

The provisions of this Section 3.04 shall survive the termination of this Guarantee Agreement.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.01   Guarantee Trustee, Eligibility.

                  (a) There shall at all times be a Guarantee Trustee which shall:

                           (i)      not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.0l(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.0l(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 3.10(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 3.10(b) of the Trust Indenture Act.

SECTION 4.02   Appointment, Removal and Resignation of Guarantee Trustee.

                  (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                  (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                  (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.02, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.01   Guarantee.

                  The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, in coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debt regardless of any defense, right of setoff or counterclaim that the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.02   Subordination.

                  If a Debenture Event of Default or a Declaration Event of Default (or an event that, with passage of time, would become a Debenture Event of Default or a Declaration Event of Default) shall have occurred and be continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Guarantee.

SECTION 5.03 Waiver of Notice and Demand.

                  The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.04   Obligations Not Affected.

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the amount payable upon redemption or the amount payable upon liquidation of the Issuer or any other sums payable under the terms of the Preferred

Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the TIDES, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.05 Rights of Holders.

                  The Guarantor expressly acknowledges that:

                  (a) This Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders.

                  (b) The Guarantee Trustee has the right to enforce this Guarantee on behalf of the Holders.

                  (c) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

                  (d) Any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

SECTION 5.06 Guarantee of Payment.

                  This Guarantee creates a guarantee of payment and not of collection. This Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Declaration.

SECTION 5.07 Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.08 Independent Obligations.

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.04 hereof,

SECTION 5.09 Conversion.

                  The Guarantor acknowledges its obligation to issue and deliver Class A common stock upon the conversion of the Preferred Securities.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.01 Limitation of Transactions.

                  So long as any Preferred Securities remain outstanding, if there shall have occurred and be continuing a Debenture Event of Default, a Declaration Event of Default or an event that, with the giving of notice or the lapse of time or both, would constitute a Debenture Event of Default or a Declaration Event of Default, or a selection by the

Guarantor of a Deferral Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by the Guarantor which stock dividends consist of the Stock of the same class as that on which the dividend is being paid), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior in interest to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu with or junior in interest to the Debentures (in each case, other than (A) dividends or distributions on the Guarantor's common stock, (B) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (C) payments under this Guarantee, (D) purchases or acquisitions of shares of the Class A common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plan or any other contractual obligation of the Guarantor (other than a contractual obligation ranking expressly by its terms pari passu with or junior in interest to the Debentures), (E) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock or (F) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

SECTION 6.02   Ranking.

                  This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate to all Secured Senior Debt of the Guarantor to the same extent that the Debentures are subordinated pursuant to the Indenture.

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.01   Termination.

                  This Guarantee shall terminate upon (i) full payment of the amount payable upon redemption of all Preferred Securities, (ii) the distribution of the Guarantor's Class A common stock to the Holders in respect of the conversion of the Preferred Securities into the Guarantor's Class A common stock, (iii) the distribution of the Debentures to the Holders of all of the Preferred Securities or (iv) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01   Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or Omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.02   Indemnification.

                  (a) The Guarantor agrees to indemnify each indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability or expense, including taxes (other than taxes based on the income of such Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this
Section 8.02 shall survive the termination of this Guarantee.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).

                  (c) No Indemnified Person shall claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01 Successors and Assigns.

                  All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders.

SECTION 9.02   Amendments.

                  Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities then outstanding; provided, that no amendment that affects the rights, powers, duties, obligations or immunities of the Guarantee Trustee shall be effective unless approved in writing by the Guarantee Trustee. The provisions of Section
12.02 of the Declaration with respect to meetings of holders of the Securities (as defined in the Declaration) apply to the giving of such approval.

SECTION 9.03   Notices.

                  All notices provided for in this Guarantee shall be in writing duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first-class mail, as follows:

                  (a) if given to the Issuer, in care of the Regular Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice):

                  Joseph M. Field
                  David J. Field
                  John C. Donlevie
                  Entercom Communications Capital Trust
                  c/o Entercom Communications Corp.
                  409 City Avenue, Suite 401
                  Bala Cynwyd, Pennsylvania  19004

                  (b) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders):

                  Wilmington Trust Company
                  1100 North Market Street

                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration

                  (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                  Entercom Communications Capital Trust
                  c/o Entercom Communications Corp.
                  409 City Avenue, Suite 401
                  Bala Cynwyd, Pennsylvania  19004
                  Attention:  John C. Donlevie

                  (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.04   Benefit.

                  This Guarantee is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

SECTION 9.05 Governing Law.

                  THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  THIS GUARANTEE is executed as of the day and year first above written.

                                        ENTERCOM COMMUNICATIONS CORP.,
                                          as Guarantor


                                        By: ________________________________
                                            Name:
                                            Title:


                                        WILMINGTON TRUST COMPANY,
                                          as Guarantor Trustee


                                        By: ________________________________
                                            Name:
                                            Title: